                                 [LETTERHEAD]
                                                                       Exhibit 8


                                             September 23, 1998



Fleet Financial Group, Inc.
One Federal Street
Boston, Massachusetts  02110

Fleet Capital Trust V,
Fleet Capital Trust VI,
Fleet Capital Trust VII,
Fleet Capital Trust VIII,
Fleet Capital Trust IX, and
Fleet Capital Trust X
c/o Fleet Financial Group, Inc.
One Federal Street
Boston, Massachusetts  02110

Re:      Registration Statement on Form S-3
         Registration No. 333-62905

Ladies and Gentlemen:

         We have acted as counsel to Fleet Financial Group, Inc., a Rhode Island corporation (the "Company"), and each of Fleet Capital Trust V, Fleet Capital Trust VI, Fleet Capital Trust VII, Fleet Capital Trust VIII, Fleet Capital Trust IX and Fleet Capital Trust X, statutory business trusts formed under the laws of the State of Delaware (the "Trusts"), in connection with the above-captioned registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering (i) Preferred Securities representing undivided beneficial interests in the assets of the Trust and (ii) Junior Subordinated Debentures issued by the Company to the Trust, in connection with the sale of the Preferred Securities. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the form of Prospectus Supplement for an offering of Preferred Securities filed as an exhibit to the Registration Statement (the "Form of Prospectus Supplement").

         We hereby confirm that, although the discussion set forth under the heading "UNITED STATES FEDERAL INCOME TAXATION" in the form of Prospectus

Fleet Financial Group, Inc.
September 23, 1998
Page 2


Supplement does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, based upon current law. It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

         This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We hereby consent to the use of our name under the heading "Legal Matters" in the Form of Prospectus Supplement and the filing of this opinion with the Commission as Exhibit 8 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and applies only to the disclosure under the heading
"UNITED STATES FEDERAL INCOME TAXATION" set forth in the Form of Prospectus Supplement filed as of the date hereof. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                                              Very truly yours,

                                              /s/ EDWARDS & ANGELL, LLP
                                              -------------------------
                                              EDWARDS & ANGELL, LLP


                                       2